Exhibit 10.1
Execution Version
FIFTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 6, 2011
among
OASIS PETROLEUM NORTH AMERICA LLC,
as Borrower,
THE GUARANTORS PARTY HERETO,
BNP PARIBAS,
as Administrative Agent,
and
THE LENDERS PARTY HERETO

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) dated as of October 6, 2011, is among OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company (the “Borrower”); the Guarantors party hereto (the “Guarantors” and collectively with the Borrower, the “Obligors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
     A. The Parents, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 26, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of June 3, 2010, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 11, 2010, that certain Third Amendment to Amended and Restated Credit Agreement and Limited Waiver dated as of January 21, 2011, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 16, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
     B. The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.02.
     (a) The definition of “Agreement” is hereby amended in its entirety to read as follows:
     “Agreement” means this Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, as the same may be further amended or supplemented from time to time.
     (b) The definition of “Applicable Margin” is hereby amended in its entirety to read as follows:
     “Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:
Borrowing Base Utilization Grid

Borrowing Base	< 25%	>25%	>50%	>75%	>90%
Utilization		< 50%	< 75%	<90%
Percentage
ABR Loans	0.000%	0.250%	0.500%	0.750%	1.000%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%
     Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then from the time of such failure until the time that the Borrower delivers such Reserve Report to the Administrative Agent, the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.
     (c) The following definition of “Assigned Maximum Credit Amount” is hereby added where alphabetically appropriate to read as follows:
     “Assigned Maximum Credit Amount” means, with respect to any Dissenting Lender, on the date in which a Proposed Borrowing Base becomes effective as specified in Section 2.07(d), the amount that is arrived at by applying the following formula:
     where:
     (1) Dissenting Lender’s Existing Borrowing Base is an amount equal to the portion of the Borrowing Base attributable to the Dissenting Lender prior to the effectiveness of the Proposed Borrowing Base in question;
     (2) Total Existing Borrowing Base is the Borrowing Base in effect prior to the effectiveness of the Proposed Borrowing Base in question;
     (3) Dissenting Lender’s New Borrowing Base is the portion of the Borrowing Base attributable to the Dissenting Lender immediately after giving effect to the Proposed Borrowing Base in question; provided that, for the avoidance of doubt, such Dissenting Lender’s portion of the Borrowing Base shall not be increased without such Dissenting Lender’s consent; and

     (4) Total New Borrowing Base is the Borrowing Base in effect immediately after giving effect to the Proposed Borrowing Base in question.
     (d) The following definition of “Commitment Fee Rate” is hereby added where alphabetically appropriate to read as follows:
     “Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.
     (e) The following definition of “Fifth Amendment” is hereby added where alphabetically appropriate to read as follows:
     “Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 6, 2011, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
     (f) The following definition of “Fourth Amendment” is hereby added where alphabetically appropriate to read as follows:
     “Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 16, 2011, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
     (g) The definition of “Maturity Date” is hereby amended in its entirety to read as follows:
     “Maturity Date” means October 6, 2016.
     (h) Clause (b) of the definition of “Indebtedness” is hereby amended in its entirety to read as follows:
     (b) to any Secured Swap Party under any Secured Swap Agreement; and
     (i) The following definition of “Requisite Increase Lenders” is hereby added where alphabetically appropriate to read as follows:
     “Requisite Increase Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least ninety percent (90%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least ninety percent (90%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).
     (j) The following definition of “Secured Swap Agreements” is hereby added where alphabetically appropriate to read as follows:
     “Secured Swap Agreement” means any Swap Agreement between a Parent, the Borrower or any Subsidiary and any Person entered into prior to the time, or during the time, that such Person or its Affiliate is a Lender (including any Swap Agreement between such Person in existence prior to the date hereof), even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason (any such Person, a “Secured Swap Party”).
     (k) The following definition of “Secured Swap Indebtedness” is hereby added where alphabetically appropriate to read as follows:
     “Secured Swap Indebtedness” means Indebtedness of the type referred to in clause (b) of the definition of Indebtedness.
     (l) The following definition of “Secured Swap Party” is hereby added where alphabetically appropriate to read as follows:
     “Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.
     (m) The parenthetical in the definition of “Security Instruments” is hereby amended in its entirety to read as follows:
     (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement)
     2.2 Amendments to Section 2.07(c). Section 2.07(c) is hereby amended by (a) amending and restating in its entirety Section 2.07(c)(iii) and (b) adding a new subsection 2.07(c)(iv) thereto such that Sections 2.07(c)(iii) and (iv) read as follows:
     (iii) Any Proposed Borrowing Base that would increase the Borrowing Base or Conforming Borrowing Base then in effect must be approved or deemed to have been approved by the Requisite Increase Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base or Conforming Borrowing Base then in effect must be approved or be deemed to have been approved by the Majority Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base and/or Conforming Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, the Requisite Increase Lenders or the Majority Lenders, as applicable, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base and/or Conforming Borrowing Base, effective on the date specified in Section 2.07(d); provided that, notwithstanding the foregoing, a Proposed Borrowing Base that would increase the Borrowing Base and/or the Conforming Borrowing Base then in effect without the approval or deemed approval of all Lenders shall only become effective and be permitted by this Section if the reallocation contemplated by Section 2.07(c)(iv) occurs in accordance with its terms. If, however, at the end of such 15-day period, the Requisite Increase Lenders or the Majority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest

Borrowing Base and/or Conforming Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Majority Lenders and, so long as such amount does not increase either the Borrowing Base or Conforming Borrowing Base then in effect, such amount shall become the new Borrowing Base and/or Conforming Borrowing Base, effective on the date specified in Section 2.07(d).
     (iv) Notwithstanding the foregoing or anything to the contrary contained herein, the following provisions shall apply with respect to any Proposed Borrowing Base that would increase the Borrowing Base and/or the Conforming Borrowing then in effect as a result of the approval or deemed approval of the Requisite Increase Lenders, but without the approval or deemed approval of all of the Lenders: (A) on the date the Proposed Borrowing Base becomes effective as specified in Section 2.07(d), each Lender that has not approved (or is not deemed to have approved) the Proposed Borrowing Base (each a “Dissenting Lender”) shall automatically (without any further action) be deemed to have assigned its respective Maximum Credit Amounts and Commitments in an amount equal to such Dissenting Lender’s Assigned Maximum Credit Amount to (i) one or more existing Lenders (each, an “Existing Lender”) that have agreed in their sole discretion (with the consent of the Administrative Agent and the Borrower, each in its sole discretion), in such amounts as each such Existing Lender shall agree in its sole discretion, (ii) one or more Persons (each, a “New Lender” and, together with each Existing Lender, collectively, the “Assuming Lenders”) that at such time is not a Lender that agrees to become a Lender and that is acceptable to the Administrative Agent in its sole discretion (with the consent of the Borrower), in such amounts as each such New Lender agrees in its sole discretion, or (iii) any combination of Assuming Lenders as specified in clauses (i) and (ii) above. With respect to such assignment, each Assuming Lender shall be deemed to have acquired the portion of the Maximum Credit Amount and Commitment allocated to it from each of the Dissenting Lenders pursuant to the terms of the Assignment and Assumption attached hereto as Exhibit F as if the Dissenting Lenders and the Assuming Lenders had executed an Assignment and Assumption with respect to such allocation. For the avoidance of doubt, no Lender (whether or not such Lender has approved or is deemed to have approved the Proposed Borrowing Base) shall have any obligation whatsoever to agree to become an Assuming Lender, it being understood that any such decision shall be made in its sole and absolute discretion. If the foregoing reallocation can be effected, then on the date the Proposed Borrowing Base becomes effective as specified in Section 2.07(d): (i) the Administrative Agent will furnish to the Borrower and the Lenders a revised Annex I reflecting the Maximum Credit Amounts and Commitments of each Lender after giving effect to such reallocation, which revised Annex I shall amend and restate the then existing Annex I in its entirety and (ii) each New Lender shall become a party to the Credit Agreement as a “Lender” with the Maximum Credit Amount and Commitment specified for it in the revised Annex I specified in the immediately preceding clause (i) and such New Lender shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents (and each New Lender shall execute a joinder agreement provided by the Administrative Agent to evidence its joinder to this Agreement as a Lender hereunder). If the reallocation contemplated by this Section 2.07(c)(iv) is not effectuated for any reason, then the Proposed Borrowing Base shall be deemed not to be approved by the Requisite Increase Lenders.

     2.3 Amendment to Section 2.07(d). The introductory paragraph of Section 2.07(d) is hereby amended in its entirety to read as follows:
     (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base and Conforming Borrowing Base is approved or is deemed to have been approved by the Requisite Increase Lenders or the Majority Lenders, as applicable, pursuant to Section 2.07(c)(iii) (and subject to Section 2.07(c)(iv)), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base and Conforming Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base and Conforming Borrowing Base, effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders (subject to the provisions of Section 2.07(c)(iv)):
     2.4 Amendment to Section 3.05(a). Section 3.05(a) is hereby amended in its entirety to read as follows:
     (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
     2.5 Amendment to Section 4.03(b). Section 4.03(b) is hereby amended in its entirety to read as follows:
     (b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Requisite Increase Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02(b)); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 12.02(b) (other than Section 12.02(b)(ii)) or requiring the consent of each affected Lender pursuant to Section 12.02(b)(iii) or (iv), shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e. the Applicable Percentage of the Borrowing

Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;
     2.6 Amendment to Section 9.02(f). Section 9.02(f) is hereby amended in its entirety to read as follows:
     (f) intercompany Debt between the Parent, the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that (1) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent, the Borrower or one of its Wholly-Owned Subsidiaries, (2) any such Debt owed by the Parent, the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement and (3) any such Debt shall not have any scheduled amortization prior to January 6, 2017.
     2.7 Amendment to Section 10.02(c)(iv). Section 10.02(c)(iv) is hereby amended in is entirety to read as follows:
     (iv) fourth, pro rata to payment of (A) principal outstanding on the Loans and (B) Secured Swap Indebtedness owing to Secured Swap Parties;
     2.8 Amendment to Section 12.01(a)(ii). Section 12.01(a)(ii) is hereby amended in is entirety to read as follows:
     (iii) if to the Administrative Agent, to it at 333 Clay Street, Houston, Texas, 77002; Attention of Ed Pak (Telecopy No. (713) 659-6915), with a copy to BNP Paribas RCC, Inc. 525 Washington Boulevard, Suite #188, Jersey City, New Jersey 07310, Attention of Agency and Loan Services Dept. (Telecopy No. (201) 850-4020);
     2.9 Amendments to Section 12.02(b). Section 12.02(b) is hereby amended as follows:
     (a) Amendment to Section 12.02(b)(ii). Clause (ii) of Section 12.02(b) is hereby amended in its entirety to read as follows:
     (ii) increase the Borrowing Base and/or Conforming Borrowing Base without the written consent of the Requisite Increase Lenders, decrease or maintain the Borrowing Base and/or Conforming Borrowing Base without the consent of the Majority Lenders, or modify Section 2.07 in any manner without the consent of each Lender,
     (b) Amendment to Section 12.02(b)(viii). The phrase “Requisite Increase Lenders” is hereby added after “Majority Lenders,” in clause (viii) of Section 12.02(b).
     2.10 Amendments to Section 12.14. Section 12.14 is hereby amended as follows:
     Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any obligations of the a Parent, the Borrower or any of its Subsidiaries which arise under Secured Swap Agreements. No Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.
Section 3. Borrowing Base Redetermination. For the period from and including the Fifth Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $350,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d). For the avoidance of doubt, the redetermination herein shall constitute the October 1, 2011 Scheduled Redetermination and the next Scheduled Redetermination shall be the April 1, 2012 Scheduled Redetermination.
Section 4. Increase in Aggregate Maximum Credit Amounts, Assignments, New Lenders and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to (a) increase the Aggregate Maximum Credit Amounts and Commitments by allowing each of the Lenders to increase its Maximum Credit Amount and (b) reallocate their respective Maximum Credit Amounts and Commitments and to, among other things, allow Amegy Bank, National Association, Compass Bank and U.S. Bank National Association to become parties to the Credit Agreement as Lenders, (the “New Lenders”) by acquiring an interest in the total Maximum Credit Amounts and Commitments. The Administrative Agent and the Borrower hereby consent to such increase, reallocation and the New Lenders’ acquisition of an interest in the Maximum Credit Amounts and Commitments. On the Fifth Amendment Effective Date and after giving effect to such increase and reallocations, (a) the Maximum Credit Amounts and Commitment of each Lender shall be as set forth on Annex I of this Fifth Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto) and (b) each New Lender is hereby added as a Lender with the Maximum Credit Amount specified for it in the attached Annex I, and the New Lenders shall become parties to the Credit Agreement as “Lenders” and have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Fifth Amendment, and the other Loan Documents. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount and Commitment allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit E to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation. If, on the Fifth Amendment Effective Date, any Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02, in connection with the reallocation of such outstanding Eurodollar Loans to effectuate the provisions of this paragraph.
Section 5. Conditions Precedent. This Fifth Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fifth Amendment Effective Date”):
     5.1 The Administrative Agent shall have received from each Lender, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Person.

     5.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof.
     5.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fifth Amendment.
     5.4 The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Parents, the Borrower and each Guarantor setting forth (1) a certification as to the resolutions of the board of directors or other appropriate governing body with respect to the authorization of such Parent, the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (2) the officers of such Parent, the Borrower and each Guarantor (y) who are authorized to sign the Loan Documents to which such Parent, the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated thereby, (3) specimen signatures of such authorized officers and (4) a certification that the articles or certificate of incorporation or formation, by-laws, limited liability company agreement or other applicable organizational documents of the Parents, the Borrower and each Guarantor, delivered to the Administrative Agent on February 26, 2010 (with respect to the Borrower and Oasis Petroleum LLC), June 3, 2010 (with respect to Oasis Petroleum Inc.) and September 16, 2011 (with respect to Oasis Petroleum Marketing LLC and Oasis Well Services LLC) have not been amended, restated or otherwise modified from since being delivered, except for those amendments attached thereto, and remain in full force and effect.
     5.5 The Administrative Agent shall have received from the Borrower a duly executed and notarized amendment and/or supplement to each mortgage which shall be reasonably satisfactory to the Administrative Agent in form and substance.
     5.6 The Administrative Agent shall have received from the Obligors a dully executed amendment to the Guaranty which shall be reasonably satisfactory to the Administrative Agent.
     5.7 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Parents, the Borrower and each Guarantor.
     5.8 The Administrative Agent shall have received an opinion of (a) DLA Piper LLP (US), special counsel to the Borrower, substantially in a form and of substance reasonably acceptable to the Administrative Agent and (b) local counsel in each of Montana and North Dakota and any other jurisdictions requested by the Administrative Agent, substantially in form and of substance reasonably acceptable to the Administrative Agent.
     5.9 The Administrative Agent shall have received a certificate of insurance coverage of the Borrower and each Parent evidencing that the Borrower, each Parent and their respective Subsidiaries are carrying insurance in accordance with Section 7.12 of the Credit Agreement.
     5.10 The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Maximum Credit Amount (after giving effect to this Fifth Amendment) dated as of the effectiveness of this Fifth Amendment.

     5.11 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
     The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6. Miscellaneous.
     6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.
     6.2 No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Fifth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Fifth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Fifth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.
     6.3 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
     6.4 Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     6.5 No Oral Agreement. This Fifth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
     6.6 GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     6.7 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     6.8 Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     6.9 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

BORROWER:	OASIS PETROLEUM NORTH AMERICA LLC
	By:	/s/ Michael Lou
Michael Lou
Executive Vice President and Chief Financial Officer

GUARANTORS:	OASIS PETROLEUM LLC OASIS PETROLEUM INC. OASIS PETROLEUM MARKETING LLC OASIS WELL SERVICES LLC
	By:	/s/ Michael Lou
Michael Lou
Executive Vice President and Chief Financial Officer

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

ADMINISTRATIVE AGENT AND LENDER:	BNP PARIBAS
	By:	/s/ Greg Smothers
Greg Smothers
Director

	By:	/s/ Courtney Kubesch
Courtney Kubesch
Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Authorized Officer

UBS LOAN FINANCE, LLC
	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

	By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

WELLS FARGO BANK, N.A.
	By:	/s/ Scott Hodges
	Name:	Scott Hodges
	Title:	Director, Senior Relationship Manager

THE ROYAL BANK OF SCOTLAND PLC
	By:	/s/ Sanjay Remond
	Name:	Sanjay Remond
	Title:	Authorised Signatory

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

AMEGY BANK, NATIONAL ASSOCATION
By:	/s/ C. Wakeford Thompson
Name:	C. Wakeford Thompson
Title:	Vice President

COMPASS BANK
By:	/s/ Ian Payne
Name:	Ian Payne
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

Annex I
ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	15.428571%	$154,285,714.30
JPMorgan Chase Bank, N.A.	14.285714%	$142,857,142.86
UBS Loan Finance LLC	14.285714%	$142,857,142.86
Wells Fargo Bank, N.A.	14.285714%	$142,857,142.86
The Royal Bank of Scotland plc	14.285714%	$142,857,142.86
Amegy Bank, National Association	9.142857%	$91,428,571.42
Compass Bank	9.142857%	$91,428,571.42
U.S. Bank National Association	9.142857%	$91,428,571.42
TOTAL	100.00%	$1,000,000,000.00